Exhibit 99.1


John D. Milton, Jr.               904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



           FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES
                   FIRST  QUARTER RESULTS

Jacksonville, Florida: January 25, 2005 - Florida Rock Industries, Inc. (NYSE-FRK) today announced net income of $30,087,000 or $.68 per diluted share for the first quarter of fiscal year 2005 versus $32,128,000 or $.73 per diluted share for the first quarter of fiscal year 2004. The first quarter of fiscal year 2004 included real estate gains from the sale of the balance of the Company's Naples, Florida closed quarry site which amounted to $8,273,000 of after tax gain or $.19 per diluted share.

Consolidated total sales for the quarter increased 11.3% to $250,928,000 from $225,392,000 in the first quarter of fiscal year 2004. While revenues increased in all three segments, product sale volumes increased only in the concrete segment with cement and aggregate volumes declining year over year 1.9% and 3.5% respectively.

The first quarter of fiscal year 2005 total operating profit was $46,947,000 compared to $49,517,000 ($12,932,000 of which were real estate gains) in the first quarter of fiscal year 2004. The concrete segment showed the most significant year over year improvement with operating profit of
$21,457,000 this year versus $12,620,000 in the first quarter of fiscal year 2004, a 70.0% improvement. The cement segment saw an operating profit improvement from $8,711,000 in the first quarter of fiscal year 2004 to $10,729,000 in the first quarter of fiscal year 2005, an improvement of 23.2%. Operating profit in the aggregates segment declined from $31,387,000 to $18,825,000 with $12,932,000 of the 2004 operating profit having come from the real estate gains discussed above.

Higher volumes and improved pricing in the concrete segment improved operating profit margins from 9.4% in the first quarter of fiscal year 2004 to 13.6% in the first quarter of fiscal year 2005. In the cement segment, improved pricing increased operating profit margins from 21.2% in the first quarter of fiscal year 2004 to 23.9% in the first quarter of fiscal year 2005.

Selling, general and administrative expenses for the first quarter of fiscal year 2005 increased to $22,638,000 from $22,218,000 in the first quarter of fiscal year 2004. As a percentage of revenue, the SG&A expenses for these two quarters on a comparative basis declined from 9.9% of revenue in the first quarter of fiscal year 2004 to 9% in the first quarter of fiscal year 2005.

Commenting on the quarter results, President and CEO John Baker stated: "Once again in the first quarter of fiscal year 2005 we were blessed with very favorable weather along with still resilient residential construction and aggressive road building in our Florida market. We credit the excellent performance of our dedicated employees for enabling these results with their continuous improvement work ethic."

OUTLOOK:  For the near term, we remain optimistic about  our
markets.   Residential construction is still  the  strongest
driver and it remains vulnerable to any material increases in mortgage rates.

The  Company also will host a conference call at  4:00  p.m.
E.S.T.   on   Wednesday,  January   26,   2005.    Analysts,
stockholders  and other interested parties  may  access  the
teleconference  live  by  calling 1-888-682-4386   (security
code  FLORIDA  ROCK),  or  via  the  Internet  through   the
Conference       America,       Inc.       website        at
http://www.yourcall.com/real/players/frk012605.smil  or  via
the  Company's  website at www.flarock.com.   If  using  the
Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the
Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

                FLORIDA ROCK INDUSTRIES, INC.
         Summary of Consolidated Sales and Earnings
       (Amounts in thousands except per share amounts)
                         (Unaudited)

              FOR THE QUARTER ENDED DECEMBER 31



                                              2004         2003
                                              ----         ----
Net Sales                                     $245,340     220,308
Freight Revenues                                 5,588       5,084
                                                 -----       -----
     Total Sales                               250,928     225,392
Gross Profit                                    69,539      58,803
Operating Profit                                46,947      49,517
Interest Income/Expense (net)                     (357)       (339)
Other Income/Expense (net)                         940       1,021
Income before taxes                             47,530      50,199
Net Income                                    $ 30,087      32,128
Earnings per common share:
Basic                                         $    .69         .75
Diluted                                       $    .68         .73
Weighted average shares outstanding:
Basic                                           43,361      43,087
Diluted                                         44,313      43,955



                FLORIDA ROCK INDUSTRIES, INC.
                     Balance Sheet Data
                   (Amounts in thousands)
                         (Unaudited)


                                          December 31, 2004  September 30, 2004
Cash and cash equivalents                 $   13,440         45,891
Accounts receivable, net                     106,793        107,000
Inventories                                   37,735         35,100
Other current assets                          11,991         10,345
Property, plant and equipment, net           533,826        520,959
Other non-current assets                     216,404        215,634
                                             -------        -------
  Total Assets                             $ 920,189        934,929
                                           =========        =======

Current liabilities                        $ 120,696        158,901
Long-term debt (excluding current
 maturities)                                  41,575         41,927
Deferred income taxes                         79,714         79,181
Other non-current liabilities                 34,222         34,040
Shareholders' equity                         643,982        620,880
                                             -------        -------
  Total Liabilities and Shareholders'
      Equity                               $ 920,189        934,929
                                           =========        =======


                FLORIDA ROCK INDUSTRIES, INC.
                      Business Segments
                   (Amounts in thousands)
                         (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                                          Three Months Ended
                                             December 31

                                           2004         2003
                                           ----         ----

Net Sales, excluding freight
   Aggregates                              $ 71,397      69,990
   Concrete products                        157,613     135,026
   Cement and calcium                        44,952      41,005
   Inter-segment sales                      (28,622)    (25,713)
                                             ------      ------

Total Net Sales, excluding freight         $245,340     220,308
                                           ========     =======
Operating Profit
   Aggregates                              $ 18,825      31,387
   Concrete products                         21,457      12,620
   Cement and calcium                        10,729       8,711
   Corporate overhead                        (4,064)     (3,201)
                                              -----       -----
Total Operating profit                     $ 46,947      49,517
                                           ========      ======

